UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): May 18, 2010

Emerson Electric Co.

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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change.  Trailing 3-month average versus prior year.)

	February ‘10	March ‘10	April ‘10
Process Management	-10 to -5	+10	+5 to +10
Industrial Automation	+5	+10 to +15	>+20
Network Power	+5 to +10	+10	+5 to +10
Climate Technologies	>+20	>+20	>+20
Appliance and Tools	0 to +5	0 to +5	+5 to +10
Total Emerson	+5 to +10	+10 to +15	+15 to +20

April 2010 Order Comments:

Emerson orders continued to strengthen and increased approximately 16 percent, with currency contributing approximately 2 percentage points to the growth.  Order growth was solid for all five business segments, with particular strength in the Climate Technologies and Industrial Automation businesses.

Process Management trailing three-month underlying orders, excluding currency, strengthened as MRO demand continued and energy related end markets showed improvement.  Due to the strengthening of the U.S. dollar, there was a much smaller positive impact from currency (2 percentage points) in the GAAP order rate this month versus the prior month (8 percentage points).

Industrial Automation order rates continued to strengthen and were up greater than ten percent across all businesses within the segment.  The power generating alternator business order growth was in excess of twenty percent in the trailing three-month period.

Network Power trailing three-month underlying order trends excluding currency remained at levels similar to the prior month, but due to the recent weakening of the Euro, currency had a smaller positive impact.  Growth in the embedded power, inbound power and embedded computing businesses was partially offset by modest declines in the network power business in Asia and the uninterruptible power supply and precision cooling business.

Order growth for Climate Technologies remained high across all businesses.  Strong growth continued in Asia driven by stimulus programs and upcoming energy-efficiency legislation.  Europe order rates are starting to recover with positive impacts in refrigeration.  The U.S. strength was driven by the residential replacement market and stationary refrigeration in food retail outlets.

Appliance and Tools order trends improved and were up 5 to 10 percent. Strength in the tools business and improvement in the commercial motors and appliance components businesses were partially offset by weakness in the storage business.

Upcoming Investor Events:

May 19, 2010 – 2010 Electrical Products Group Conference

            Location:  Longboat Key, Florida

            Time:  10:45 a.m. to 11:25 a.m. Eastern Daylight Time

            Presenter: David N. Farr, Chairman, Chief Executive Officer and President

Presentation:  The presentation slides will be posted at the presentation starting time in the Investor Relations area of Emerson’s website at www.Emerson.com/financial.  The presentation slides will be available for approximately one week thereafter at the same location on the website.

June 3, 2010 – Sanford C. Bernstein Strategic Decisions Conference

            Location:  Waldorf Astoria Hotel in New York City

            Time:  10:00 a.m. to 10:50 a.m. Eastern Daylight Time

            Presenter: David N. Farr, Chairman, Chief Executive Officer and President

Updates and further details on these and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate website as they occur.

Forward-Looking and Cautionary Statements:

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Form 10-K filed with the SEC.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: May 18, 2010	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary